Exhibit 99.1

                                  John B. Nano

                                                               September 15,2010

BY OVERNIGHT COURIER

Competitive Technologies, Inc.
777 Commerce Drive
Fairfield, CT 06825

To the Shareholders:

     I do NOT agree with the Company's statement in the Form 8-K which it filed on September 13,2010.

     I have NOT violated my fiduciary duties to the Corporation. I have NOT violated the Competitive Technologies, Inc. Corporate Code of Conduct. I have NOT violated any duty of undivided loyalty. I am NOT guilty of any conflicts of interest. I have NOT improperly utilized company assets for personal benefit. I have NOT imparted inaccurate or incomplete communications to the Board of Directors or the public, and I have NOT withheld information from the Board of Directors. To the extent that I am alleged to be "guilty" of "other matters," I have no idea to what that statement refers, but I have NOT engaged in misconduct.

     To clarify, and in fairness to the Shareholders and others reading these statements, some background is in order so that my disagreement with the Company's statement can be understood in context:

     As the Board members know, during the Summer, I made it known to various members that I was concerned about the apparent unauthorized dissemination of confidential "insider" information outside the Company. As I related to several Board members, this was of particular concern because the Company was in the midst of a critical fund-raising effort and I believed the unauthorized disclosures could have a profoundly detrimental effect on that effort. I strongly urged the Board to conduct an investigation to address these concerns. The Board chose not to pursue such an investigation.

     Shortly thereafter, on August 5, 2010,1 received an email from the Chairman of the Compensation Committee advising me that I should expect a facsimile notice that the Company had chosen not to renew my Employment Agreement and allow it to expire on its last day -February 1, 2011. Notably, no "cause" was mentioned in either the email or the notice.

     Indeed, rather than even suggesting that the decision not to renew the Employment Agreement was based on anything adverse to the Company, the email and the notice contemplated (as had prior verbal discussions between me and various members of the Board) my continuation as the Company's Chairman of the Board, albeit transitioning the roles of

Competitive Technologies, Inc.       -2-
September  15,  2010

President and Chief Executive Officer to others. This was an idea that originated with the Board, not with me, although I have always stood ready, willing and able to continue to serve.

     Further to this idea, on August 30, 2010, the Company's attorney sent my attorney a proposed substitute Employment Agreement, to cover my continued employment as Chairman. Still, there was no mention of anything resembling "cause," or any other form of negative performance or conduct.

     At my instruction, on September 2, 2010, my attorney submitted a counter-proposal to the Company's attorney, which, he was advised, was summarily rejected by the Board.

     It was only then, on September 3, 2010, after the effort to negotiate a new Employment Agreement was abandoned by the Board, that members of the Board attempted to convene a meeting for the purported purpose of amending the Company's By-Laws and terminating me for alleged "cause." The actions attempted at the meeting were in violation of the Company's By-Laws and in breach of my Employment Agreement. Notably, there was STILL no basis for the alleged "cause" for my removal and termination described.

     Apparently recognizing that its attempted actions on September 3, 2010 were a nullity, these Board members tried again on September 13, 2010. As you know, on that day, they took the action described in the Form 8-K statement that was filed that day.

     The first time I heard that anyone accused me of not fulfilling my fiduciary responsibility to the Company or its Shareholders, violating the Company's Code of Corporate Conduct or that I was guilty of any other alleged misconduct, was when I heard it during the telephonic Board meeting on September 13, 2010.

     Until then, as noted above, the Company and I were engaged in negotiations concerning my continuation as Chairman. These "11lh hour" allegations of misconduct ring hollow, lack credibility, and are inconsistent with the facts.

                              Sincerely,

                              /s/ John B. Nano

c:  M. Richard Cutler [by email: rcutler@cutlerlaw.com]
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